UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 19, 2010
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 19, 2010, the Compensation Committee of the Board of Directors of First Interstate BancSystem, Inc. (the “Company”), pursuant to authority delegated by the Board of Directors, approved and adopted an amendment (the “Amendment”) to the Company’s 2006 Equity Compensation Plan (the “Plan”). A summary of the Amendment is contained below and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.
     The Amendment becomes effective upon, and is subject to, the closing of the Company’s proposed initial public offering of shares of its Class A common stock, pursuant to its Registration Statement on Form S-1 (the “Offering”). The Amendment (i) confirms that all stock option and restricted stock awards outstanding as of the Offering are exercisable for shares of the Company’s Class B common stock, and (ii) provides that any and all future awards that may be made under the Plan after the Offering will be exercisable for shares of the Company’s Class A common stock. Except as modified by the Amendment, all other terms of the Plan remain in full force and effect.
Item 9.01 Financial Statements and Exhibits.

Exhibits
10.1	Amendment to the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan, dated March 19, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 19, 2010

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer